UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2009

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 16, 2009, Time Warner Inc., a Delaware corporation (“Time Warner”), entered into a separation and distribution agreement (the “Separation Agreement”) with AOL Inc., a Delaware corporation (“AOL”), pursuant to which AOL will be legally and structurally separated from Time Warner.

Under the terms of the Separation Agreement, (i) Time Warner and AOL will complete certain internal restructuring transactions, (ii) Time Warner and AOL will effect certain transfers of assets and assume certain liabilities such that substantially all of the assets and liabilities of AOL LLC, which is currently a wholly-owned subsidiary of AOL that holds, directly or indirectly, all of the AOL business, will be transferred to and assumed by AOL (with the exception of AOL LLC’s guarantees of indebtedness of Time Warner and other non-AOL affiliates of Time Warner) and will settle or extinguish certain liabilities and other obligations between Time Warner and AOL, (iii) the ownership of AOL LLC will be transferred to, and retained by, Time Warner, (iv) subject to certain exceptions, all agreements and commitments, including most intercompany accounts payable or accounts receivable, between AOL and Time Warner will terminate effective as of the date and time of the Spin-off (as defined below), (v) AOL will obtain releases of all credit support instruments currently provided by or through Time Warner prior to the Spin-off and, to the extent it cannot obtain such releases, Time Warner will provide AOL with ongoing credit support until the earlier of 24 months following the Spin-off and 30 days after AOL obtains the right to borrow funds under its permanent post-distribution credit facility, and in exchange for such ongoing credit support, AOL will pay Time Warner a credit support fee, and (vi) Time Warner will distribute all the issued and outstanding shares of common stock, par value $0.01 per share, of AOL (the “AOL Common Stock”) to Time Warner’s stockholders as a pro rata dividend in a spin-off (the “Spin-off”).  Time Warner has the sole and absolute discretion to determine the terms of, and whether to proceed with, the Spin-off and may terminate the Separation Agreement at any time prior to the Spin-off.

Consummation of the Spin-off is subject to customary closing conditions that must be satisfied or waived by Time Warner in its sole discretion.  These conditions include, among other things, that (i) the Registration Statement on Form 10 of AOL relating to the registration of the AOL Common Stock under the Securities Exchange Act of 1934 has been declared effective by the Securities and Exchange Commission (the “SEC”), (ii) no stop order of the SEC suspending the effectiveness of the Form 10 is in effect prior to the Spin-off and (iii) the AOL Common Stock has been authorized for listing on the New York Stock Exchange (the “NYSE”).  The condition relating to the authorization of the AOL common stock for listing on the NYSE has been satisfied, and on November 16, 2009, AOL sent a letter to the SEC requesting that the Form 10 be declared effective.

In addition to, and concurrently with, the Separation Agreement, Time Warner and AOL have entered into a second tax matters agreement (the “Tax Matters Agreement”), and Time Warner, AOL and AOL LLC have entered into an employee matters agreement (the “Employee Matters Agreement”).

Pursuant to the Tax Matters Agreement, (i) Time Warner will indemnify AOL for any liability resulting from AOL’s joint and several liability with Time Warner to the Internal Revenue Service (the “IRS”) for the consolidated U.S. Federal income taxes of Time Warner’s consolidated U.S. federal income tax group relating to the taxable periods in which AOL was part of the group and any similar liability for U.S. Federal, state or local income taxes that are determined on a consolidated, combined, unitary or similar basis for each taxable period in which AOL is included in such consolidated, combined, unitary or similar group with Time Warner, (ii) AOL will remain responsible for any foreign income taxes and any income taxes that are not determined on a consolidated, combined, unitary or similar basis with Time Warner, and (iii) AOL will indemnify Time Warner for tax liabilities that are attributable to the failure of certain representations made by AOL or its affiliates to be true when made or deemed made or to certain other actions or omissions by AOL or its affiliates in the event that the Spin-off, together with certain related transactions, results in the recognition, for U.S. Federal income tax purposes, of gain or loss to Time Warner or its stockholders, except to the extent of cash received in lieu of fractional shares.  Though valid as between the parties, the Tax Matters Agreement is not binding on the IRS.

Pursuant to the Employee Matters Agreement, subject to certain exceptions, (i) the assets and liabilities arising out of employee compensation and benefit programs in which AOL’s employees participated prior to the Spin-off will be transferred from AOL LLC or Time Warner, as the case may be, to AOL, (ii) vested and certain unvested account balances under Time Warner’s tax-qualified savings plan that relate to AOL’s current and former employees will be transferred directly to the tax-qualified savings plan that AOL will establish, (iii) stock options and restricted stock units (“RSUs”) granted or awarded to AOL’s employees under Time Warner’s equity incentive plans will be treated as if the employees were terminated without cause under the relevant award agreements, (iv) all performance stock units awarded to AOL’s employees under Time Warner’s equity incentive plans will be treated under provisions governing a “divisional change in control” under the relevant award agreements, and (v) AOL’s liability to Time Warner relating to equity awards held by AOL’s current and former employees will be settled prior to the Spin-off.  Following the Spin-off, AOL will have no further financial obligations with respect to such awards, other than (i) with respect to reporting and withholding of taxes on the equity awards (certain of which taxes will be reimbursed by Time Warner), (ii) to pay dividend equivalents on Time Warner RSUs (which will be reimbursed by Time Warner), and (iii) to reimburse Time Warner for certain ongoing administrative expenses.  All obligations pursuant to Time Warner’s nonqualified deferred compensation plans and other agreements providing for the payment of deferred compensation by AOL LLC or Time Warner will remain with AOL LLC or Time Warner, as applicable, following the Spin-off.

The Employee Matters Agreement will also govern the transfer of employees between Time Warner and AOL in connection with the Spin-off and sets forth obligations for certain reimbursements and indemnities between Time Warner and AOL relating to such transfer.  In addition, upon the Spin-off, all Time Warner stock options and RSUs held by AOL’s Chief Executive Officer will be converted, with appropriate adjustments, into stock options and RSUs of AOL on substantially the same terms and conditions (including vesting) as were applicable to his Time Warner stock options and RSUs immediately prior to the Spin-off.  Specifically, the Employee Matters Agreement provides that AOL’s Chief Executive Officer’s stock options and RSUs will be adjusted in a manner such that the “fair value” and the “intrinsic value” of such awards (each within the meaning of the accounting guidance for equity-based compensation) will be the same immediately before and immediately after the Spin-off.

In addition, in connection with the Separation Agreement, Time Warner has entered into additional ancillary agreements, including a transition services agreement pursuant to which Time Warner will provide AOL with certain services for a limited time to help with an orderly transition following the Spin-off, an intellectual property cross-license agreement pursuant to which Time Warner and AOL will license, subject to certain terms and conditions, all United States or foreign patent applications or patents owned in whole or in part, as of the date of the Spin-off, by it or any of its subsidiaries to the other party on a non-exclusive basis, an IT applications and database agreement pursuant to which each of Time Warner and AOL will provide to the other software applications that have been developed internally, a master services agreement for ATDN and hosting services pursuant to which AOL will continue to provide AOL network and hosting services to Time Warner and its subsidiaries after the Spin-off in a manner consistent with the nature, scope and price of services currently provided to Time Warner and its subsidiaries.

The foregoing descriptions of the Separation Agreement, the Tax Matters Agreement and the Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation Agreement, the Tax Matters Agreement and the Employee Matters Agreement, which are filed as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.  All stockholders of Time Warner are urged to read the Separation Agreement, the Tax Matters Agreement and the Employee Matters Agreement carefully and in their entirety.  The descriptions of the Separation Agreement, the Tax Matters Agreement and the Employee Matters Agreement have been included to provide you with information regarding their terms.  They are not intended to provide any other factual information about Time Warner.

Item 8.01.  Other Events.

On November 16, 2009, Time Warner and AOL announced the timing and details regarding the Spin-off.  The Time Warner board of directors has declared a pro rata dividend of AOL Common Stock to be made at 11:59 p.m. New York City time on December 9, 2009 to Time Warner’s stockholders of record as of 5:00 p.m. New York City time on November 27, 2009 (the “Record Date”).  Each Time Warner stockholder will receive a dividend of one share of AOL Common Stock for every eleven shares of common stock, par value $0.01 per share, of Time Warner that they hold on the Record Date.

A copy of the press release is included as Exhibit 99.4.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Time Warner, including the benefits of the Spin-off and other related transactions involving Time Warner and AOL and their subsidiaries, and other statements that are not historical facts.  These statements are based on the current expectations and beliefs of Time Warner’s management, and are subject to uncertainty and changes in circumstances.  Time Warner cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Spin-off and other related transactions, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of Time Warner and AOL.  More detailed information about certain of these and other factors may be found in filings by Time Warner with the SEC, including its most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, in each case in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.”  Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the Spin-off may not be fully realized or may take longer to realize than expected.  Time Warner is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Separation and Distribution Agreement, dated as of November 16, 2009, by and between Time Warner Inc. and AOL Inc.
99.2	Second Tax Matters Agreement, dated as of November 16, 2009, by and between Time Warner Inc. and AOL Inc.
99.3	Employee Matters Agreement, dated as of November 16, 2009, by and among Time Warner Inc., AOL LLC and AOL Inc.
99.4	Press release issued November 16, 2009, by Time Warner Inc. and AOL Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ Pascal Desroches
	Name:	Pascal Desroches
	Title:	Senior Vice President and Controller

Date:  November 17, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Separation and Distribution Agreement, dated as of November 16, 2009, by and between Time Warner Inc. and AOL Inc.
99.2	Second Tax Matters Agreement, dated as of November 16, 2009, by and between Time Warner Inc. and AOL Inc.
99.3	Employee Matters Agreement, dated as of November 16, 2009, by and among Time Warner Inc., AOL LLC and AOL Inc.
99.4	Press release issued November 16, 2009, by Time Warner Inc. and AOL Inc.

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